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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 22, 2004

                             CALLIDUS SOFTWARE INC.
                            (Exact Name of Registrant
                            as Specified in Charter)

           Delaware                      000-50463               77-0438629
(State or Other Jurisdiction         (Commission File          (IRS Employer
      of Incorporation)                   Number)            Identification No.)

   160 W. Santa Clara Street, Suite 1500
                San Jose, CA                                       95113
  (Address of Principal Executive Offices)                       (Zip Code)

                                 (408) 808-6400
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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

Item 7. Exhibits

      99.1  Press release dated January 22, 2004

Item 9. Regulation FD Disclosure.

Item 12. Results of Operations and Financial Condition.

      The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition".

         Callidus Software Reports Record Fourth Quarter 2003 Results

                     Q4 Revenues Up 176%, Year Over Year

    SAN JOSE, Calif., Jan. 22 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), the leader in Enterprise Incentive Management (EIM) software systems, today announced financial results for the fourth quarter and fiscal year ended December 31, 2003.
    Total fourth quarter revenues grew 176% to $22.3 million compared to $8.1 million in the fourth quarter of 2002 and increased 13% sequentially from the preceding third quarter. This represents Callidus Software's eighth consecutive quarter of revenue growth. Fourth quarter net income was $0.7 million, or $0.03 per share, compared to a net loss of $4.9 million, or $3.50 per share, for the fourth quarter of 2002 and break-even in the third quarter of 2003.
    Non-GAAP net income for the fourth quarter was $2.0 million, or $0.08 per share, as compared to a non-GAAP net loss of $4.8 million in the fourth quarter of 2002 and non-GAAP net income of $0.9 million in the third quarter of 2003. A reconciliation between GAAP and non-GAAP information, which excludes stock-based compensation and applies an effective tax rate of 26%, is contained in the attached tables.
    For 2003, total revenues were $71.7 million, an increase of 170% over total revenues of $26.6 million in 2002. Net income was $0.8 million, or $0.04 per share, compared to a net loss of $19.1 million, or $13.98 per share, in 2002. Excluding stock-based compensation and applying an effective tax rate of 26%, non-GAAP net income was $4.2 million, or $0.20 per share, for 2003 compared to a non-GAAP net loss of $18.7 million, or $13.67 per share, in 2002.
    "Callidus achieved record revenues in 2003, finishing the year with a strong fourth quarter," said Reed Taussig, president and CEO of Callidus Software. "Our products are helping customers turn incentive compensation into a competitive advantage by truly influencing employee and channel partner behaviors. We continued to demonstrate our market leadership position in the fourth quarter by selling to top quality customers across a number of vertical markets, including America Online, Auto Club Insurance Association, BMC Software, SBC Communications and Wachovia Securities."

    Q4 Financial Highlights

    -- License revenues were a record $10.9 million, a growth rate of 261%
       year-over-year and 9% sequentially.
    -- Callidus Software sold 5,750,000 shares of common stock in an initial public offering priced at $14.00 per share in November 2003. Net proceeds to the company totaled approximately $72.2 million.
    -- Net cash provided by operating activities for the fiscal year was $0.9 million. Cash and investments totaled $80.3 million at December 31, 2003 and includes the net proceeds from the company's initial public offering.
    -- Days Sales Outstanding (DSO) in accounts receivable at the end of the fourth quarter of 2003 was 51 days, compared to 51 days at the end of the third quarter of 2003.

    Q4 Business Highlights

    -- IBM and Callidus Software formed a global strategic alliance to deliver comprehensive incentive compensation management solutions.
    -- Callidus' TruePerformance(R) product won the prestigious industry award
       "HR Product of The Year," as featured in the December 2003 issue of Human Resource Executive magazine.
    -- Callidus exercised its option to purchase a perpetual license to the TruePerformance software code originally developed by Cezanne Software. Callidus will no longer pay royalties to Cezanne and will own and control future development of the award winning TruePerformance product.
    -- John R. Eickhoff, Executive Vice President and Chief Financial Officer of Ceridian Corporation, joined Callidus' Board of Directors in November 2003.

    Guidance

    -- Calendar year 2004 total revenues are projected to be between
       $95 million and $100 million.
    -- Calendar year 2004 earnings per share is projected to be between $0.08 and $0.16 on a GAAP basis and non-GAAP earnings per share is projected to be between $0.22 and $0.28. Diluted weighted average shares outstanding for 2004 is estimated to be 29.3 million shares.
    -- First quarter 2004 total revenues are projected to be between
       $20 million and $22 million.
    -- First quarter 2004 earnings per share, on a GAAP basis, is projected to be between a loss of ($0.05) and ($0.02) and non-GAAP earnings per share, excluding stock-based compensation charges, but giving effect to an effective tax rate of 26%, is projected to be between $0.01 and $0.03. Diluted weighted average shares outstanding for the first quarter of 2004 is estimated to be 28.9 million shares.

    Conference Call
    Callidus Software's fourth quarter 2003 conference call is scheduled for 1:30 p.m. Pacific Standard Time (PST), Thursday, January 22, 2004. The conference call is available via webcast and can be accessed live, and for one week after the call, at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial in number is 800-299-9086 (international 617-786-2903), passcode 42034077. A replay of the conference call can be accessed after 4:00 p.m. PST, by calling 888-286-8010 (international 617-801-6888), passcode 59785976.

    About Callidus Software
    Founded in 1996, Callidus Software ( http://www.callidussoftware.com ) is the leading provider of enterprise incentive management (EIM) systems to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage competitive incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp Grid(TM) architecture, Callidus delivers the industry's only EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/Partners include Airborne Express, Inc., Allstate, Apple Computer, AOL Time Warner Corporation, AT&T Wireless, BMC Software, Citizens Bank, CUNA Mutual, DIRECTV, Dun & Bradstreet, IBM, Intuit, JP Morgan Chase & Co., Pennzoil-Quaker State Company, SBC Communications and Sun Microsystems.

    Non-GAAP Financial Measures
    The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States.
The non-GAAP financial results exclude stock-based compensation expense and apply an estimated effective tax rate of 26% in order to provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization. A reconciliation between GAAP and non-GAAP financial measures is included in the accompanying tables.

    Note on Forward-Looking Statements
    The forward looking statements included in this press release, including guidance for the first quarter of 2004 and the 2004 fiscal year, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential material fluctuations in financial results and future growth rates, risk associated with development and market acceptance of new products and product enhancements, decreases in customer spending, increased competition or new entrants in the marketplace and other risks detailed in the company's SEC reports, including its registration statement on Form S-1, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

    NOTE: Callidus Software, the Callidus Software logo, TrueComp, and TruePerformance are registered trademarks and TrueAnalytics, TrueComp Grid, TrueComp Manager, TrueComp Viewer, TrueDiagnostics, TrueInformation, TrueIntegration, TruePortal, TrueReferral, TrueResolution, TrueService, TrueSuccess,TrueSupport, Solutions for the Strategic Enterprise and Everyone Profits are trademarks of Callidus Software Inc. in the United States and other countries. Other trademarks are the property of their respective holders.


                            CALLIDUS SOFTWARE INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except for per share data)
                                 (unaudited)

                                      Three months ended  Twelve months ended
                                          December 31,        December 31,
                                       2003        2002     2003        2002
    Revenues:
      License revenues                $10,909     $3,025  $37,526      $9,820
      Maintenance and service
       revenues                        11,376      5,060   34,208      16,766

        Total revenues                 22,285      8,085   71,734      26,586

    Cost of revenues:
      License revenues                    455        296    1,909         814
      Maintenance and service
       revenues                         7,807      4,078   25,746      14,212

        Total cost of revenues          8,262      4,374   27,655      15,026

    Gross profit                       14,023      3,711   44,079      11,560

    Operating expenses:
      Sales and marketing               6,598      4,286   20,813      13,527
      Research and development          2,937      2,515   10,963      11,118
      General and administrative        1,776      1,556    6,323       5,053
      Stock-based compensation          2,008         58    4,577         424

        Total operating expenses       13,319      8,415   42,676      30,122

    Operating income (loss)               704     (4,704)   1,403     (18,562)

    Interest expense                      (99)      (174)    (502)       (582)
    Other income, net                     151          5      201         137

    Income (loss) before provision for
     income taxes and cumulative effect
     of change in accounting principle    756     (4,873)   1,102     (19,007)

    Provision for income taxes             92         --      267          --

    Income (loss) before cumulative
     effect of change in accounting
     principle                            664     (4,873)     835     (19,007)

    Cumulative effect of change in
     accounting principle                  --         --       --        (123)

    Net income (loss)                    $664    $(4,873)    $835    $(19,130)

    Basic income (loss) per share
     attributable to common
     stockholders                       $0.04     $(3.50)   $0.06     $(13.98)
    Diluted income (loss) per share     $0.03     $(3.50)   $0.04     $(13.98)

    Shares used in basic per share
     computation                       11,650      1,394    4,003       1,368
    Shares used in diluted per share
     computation                       24,475      1,394   21,294       1,368


                            CALLIDUS SOFTWARE INC.
            RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                  (In thousands, except for per share data)
                                 (unaudited)

                                     Three months ended   Twelve months ended
                                         December 31,         December 31,
                                       2003       2002      2003       2002

    GAAP net income (loss)             $664     $(4,873)    $835     $(19,130)

    Add back:  Stock-based
     compensation                     2,008          58    4,577          424
    Add back:  Provision for income
     taxes                               92          --      267           --

    Non-GAAP income (loss) before
     income taxes                     2,764      (4,815)   5,679      (18,706)

    Non-GAAP provision for income
     taxes (26%)                        719          --    1,477           --

    Non-GAAP net income (loss)       $2,045     $(4,815)  $4,202     $(18,706)

    Non-GAAP diluted income (loss)
     per share                        $0.08      $(3.45)   $0.20      $(13.67)

    Shares used in diluted per share
     computation                     24,475       1,394   21,294        1,368


                            CALLIDUS SOFTWARE INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In Thousands)
                                 (unaudited)

                                                December 31,    December 31,
    Assets                                          2003            2002

    Current assets:
      Cash and cash equivalents                   $56,330          $12,833
      Short-term investments                        3,141               --
      Accounts receivable, net                     14,850            4,395
      Prepaid and other current assets              1,511              674

            Total current assets                   75,832           17,902

    Long-term investments                          20,795               --
    Property and equipment, net                     2,721            2,016
    Intangible asset                                2,000               --
    Deposits and other assets                         851              777

            Total assets                         $102,199          $20,695

    Liabilities and Stockholders' Equity

    Current liabilities:
      Bank line of credit                             $--           $2,765
      Current portion of long-term debt               694              883
      Accounts payable                              3,504            1,978
      Accrued payroll and related expenses          3,638            2,258
      Accrued expenses                              3,486            3,116
      Deferred revenue                              7,930            6,252

            Total current liabilities              19,252           17,252

    Long-term debt, less current portion              520              986
    Deferred rent                                     180               88
    Long-term deferred revenue                        693              276

            Total liabilities                      20,645           18,602

    Stockholders' equity
      Convertible preferred stock                      --               30
      Common stock                                     24                2
      Additional paid-in capital                  184,399           96,935
      Deferred stock-based compensation            (9,327)             (90)
      Notes receivable from stockholders              (83)            (238)
      Other comprehensive income                      287               35
      Accumulated deficit                         (93,746)         (94,581)

            Total stockholders' equity             81,554            2,093

            Total liabilities and stockholders'
             equity                              $102,199          $20,695


SOURCE  Callidus Software Inc.
    -0-                             01/22/2004
    /CONTACT: investors, Jon Pexton, +1-408-808-6577, or ir@callidussoftware.com, or media, Jane Le Fevre, +1-408-808-6511, or pr@callidussoftware.com, both of Callidus Software Inc./
    /Web site:  http://www.callidussoftware.com /
    (CALD)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CALLIDUS SOFTWARE INC.

Date: January 22, 2004                           By:    /s/ RON J. FIOR
                                                        ------------------------
                                                 Name:  Ron J. Fior
                                                 Title: Chief Financial Officer,
                                                        Vice President, Finance